                                                                    EXHIBIT 10.9


THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                     _____________________________________


                           WARRANT TO PURCHASE STOCK


Warrant to Purchase 65               Issue Date:               March 8, 1994
Shares of the Class B Preferred      Expiration Date:          March 8, 1999
Stock of UniDirect Corporation       Initial Exercise Price:   $360 per share


THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and non-assessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

  1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

  1.2  Conversion Right.  In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

  1.3 Alternative Stock Appreciation Right. At Holder's option, the Company shall pay Holder the fair market value of the Shares issuable upon conversion of this Warrant pursuant to Section 1.2 in cash in lieu of such Shares.

  1.4 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

  1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts the Warrant, the Company shall deliver to Holder certificates for the shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

  1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of the Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

  1.7  Repurchase on Sale, Merger or Consolidation of the Company.

  1.7.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less then 50% of the outstanding voting securities of the surviving entity after the transaction.

  1.7.2 Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of the Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

                                                       Warrant to Purchase Stock
              __________________________________________________________________


  1.7.3 Nonassumption. If upon the closing of Acquisition the successor entity does not assume the obligations of the Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in acquisition on the same terms as other holders of the same class of securities of the Company.

  1.7.4 Purchase Right. Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of the Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Warrant Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

  2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as if the date the dividend or subdivision occurred.

  2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number or securities or property issuable upon exercise of the new Warrant. The provisions of the Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

  2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

  2.4 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A in the event of Diluting Issuances (as defined on Exhibit A).

  2.5 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company take any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

  2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

  2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

  3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

  (a) The initial Warrant Price referenced on the first page of the Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-

                                                      Warrant to Purchase Stock
              __________________________________________________________________


length transaction on which at least $250,000 if the Shares were sold and (ii) the fair market value of the Shares as of the date of this Warrant.

  (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

  3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;(c) to effect any reclassification or recapitalization of common stock;
(d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights ( and specifying the date on which the holders of common stick will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

  3.3 Information rights. Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

  3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares of, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth on Exhibit B, if attached.

ARTICLE 4. MISCELLANEOUS.
           --------------

  4.1 Term: Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

  4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

  4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversation of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investments representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holders notice of proposed sale.

  4.4 Transfer Procedure. Subject to the provisions of Sections 4.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversation of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of the Warrant to any person who directly competes with the Company.

                                                      Warrant to Purchase Stock
              __________________________________________________________________

  4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

  4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

  4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all cost incurred in such dispute, including reasonable attorneys' fees.

  4.8 Governing Law. This Warrant shall be governed by and constructed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

       UNIDIRECT CORPORATION


       By
          _____________________________________
          Chairman of the Board, President or
          Vice President


       By
          _____________________________________
          Secretary or Ass't Secretary

                                                      Warrant to Purchase Stock
              __________________________________________________________________


                                   EXHIBIT A
                            ANTI-DILUTION PROVISIONS

  In the event of the issuance (a "Diluting Issuance") by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the Warrant Price, or if the Shares are common stock less than the then conversion price of the Company's Series B Preferred Stock, then the number of shares of common stock issuable upon conversion of the Shares, or if the shares are common stock, the number of Shares issuable upon exercise of the Warrant, shall be adjusted as a result of Diluting Issuances in accordance with the Holder's standard from of Anti-Dilution Agreement in effect on the Issue Date.

  Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

                                   EXHIBIT B
                              REGISTRATION RIGHTS

  The Shares (if common stock), or the common stock issuable upon conversion of the Shares, shall be deemed "registrable securities" or otherwise entitled to "piggy back" registration rights in accordance with the terms of the following agreement ( the "Agreement") between the Company and its investor(s):

______________________________________________________________________________
___ [Identify Agreement by date, title and parties. If no Agreement exists, indicate by "none".]

  The Company agrees that no amendments will be made to the Agreement which would have an adverse impact on Holder's registration rights thereunder without the consent of Holder. By acceptance of the Warrant to which this Exhibit B is attached, Holder shall be deemed to be a party to the Agreement.

  If no Agreement exists, then the Company and the Holder shall enter into Holder's standard form of Registration Rights Agreement as in effect on the Issue Date of the Warrant.

                                                      Warrant to Purchase Stock
              __________________________________________________________________

                                   APPENDIX 1
                               NOTICE OF EXERCISE
                               ------------------

  1.  The undersigned hereby elects to purchase __________ shares of the
Common/Series______  Preferred [strike one] Stock of ________   pursuant to the
terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

  1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _________ of the Shares covered by the Warrant.

  [Strike paragraph that does not apply.]
  2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                            ______________________
                                    (NAME)


                           ______________________
                           ______________________
                                   (ADDRESS)

  3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale of distribution thereof except in compliance with applicable securities laws.

______________________
(Signature)

______________________
(Date)

                                   APPENDIX 2
                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE
                     --------------------------------------

                            ______________________

(Name of Holder)
(Address of Holder)
Attn: Chief Financial Officer

Dear_____________:

  This is to advise you that the Warrant issued to you described below will expire on ______________________ , 19__.

  Issuer:

  Issue Date:

  Class of Security Issuable:

  Exercise Price per Share:

  Number of Shares Issuable:

  Procedure for Exercise:

  Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This your only notice of pending expiration.

(Name of Issuer)

By______________________
Its______________________

                _______________________________________________

Silicon Valley Bank

                             Antidilution Agreement

Issuer:   UniDirect Corporation
Address:  One Venture, Suite 150
          Irvine, California 92718

Date:      March 8, 1994

THIS AGREEMENT is entered into as of the above date by and between SILICON VALLEY BANK ("Purchaser"), whose address is 3000 Lakeside Drive, Santa Clara, California 95054-2895, and the above Company, whose address is set forth above.

                                    RECITALS

  A. Concurrently with the execution of this Antidilution Agreement, the Purchaser is purchasing from the Company a Warrant to Purchase Stock (the "Warrant") pursuant to which Purchaser has the right to acquire from the Company the Shares (as defined in the Warrant).

  B. By this Antidilution Agreement, the Purchaser and the Company desire to set forth the adjustment in the number of Shares issuable upon exercise of the Warrant as a result of a Diluting Issuance (as defined in Exhibit A to the Warrant).

  C. Capitalized terms used herein shall have the same meaning as set forth in the Warrant.

  NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

  1. Definitions. As used in this Antidilution Agreement, the following terms have the following respective meanings:

  (a) "Option" means any right, option, or warrant to subscribe for, purchase, or otherwise acquire common stock or convertible Securities.

  (b) "Convertible Securities" means any evidence of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for common stock

  (c) "Issue" means to grant, issue, sell, assume, or fix a record date for determining persons entitled to receive, any security (including Options), whichever of the foregoing is the first to occur.

  (d) "Additional Common Shares" means all common stock (including reissued shares) issued (or deemed to be issued pursuant to Section 2) after the date of the Warrant,. Additional Common Shares does not include, however, any common stock issued in a transaction described in Sections 2.1 and 2.2 of the Warrant; any common stock Issued upon the conversion of preferred stock outstanding on the date of the Warrant; the Shares; or common stock Issued as incentive or in a nonfinancing transaction to employees, officers, directors, or consultants to the Company.

  (e) The shares of common stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion of exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security.

  2. Deemed Issuance of Additional Common Shares. The shares of common stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security. The maximum amount of common stock Issuable is determined without regard to any future adjustments permitted under the instrument creating the Options or Convertible Securities.

                   Silicon Valley Bank                    Antidilution Agreement
           _____________________________________________________________________

  3. Adjustment of Warrant Price for Diluting Issuances.

  3.1 Ratchet Adjustment. If the Company issues Additional Common Shares after the date of the Warrant and the consideration per Additional Common Share (determined pursuant to Section 9) is less than the Warrant Price in effect immediately before such Issue, the Warrant Price shall be reduced to the lesser of:

  (a) the amount of such consideration per Additional Common Share; or

  (b) if the Company's common stock is traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System, the last reported bid or sale price of the Company's common stock on the first trading day following a public announcement of the Issuance.

  3.2 Adjustment of Number of Shares. Upon each adjustment of the Warrant Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (I) the number of Shares issuable upon exercise of the Warrant and
(ii) the Warrant Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Warrant Price.

  3.3 Securities Deemed Outstanding. For the purpose of this Section 3, all securities issuable upon exercise of any outstanding Convertible Securities or Options, warrants, or other rights to acquire securities of the Company shall be deemed to be outstanding.

  4. No Adjustment for Issuances Following Deemed Issuances. No adjustment to the Warrant Price shall be made upon the exercise of Options or conversion of Convertible Securities.

  5. Adjustment Following Changes in Terms of Options or Convertible Securities. If the consideration payable to, or the amount of common stock Issuable by, the Company increases or decreases, respectively, pursuant to the terms of any outstanding Options or Convertible Securities, the Warrant Price shall be recomputed to reflect such increase or decrease. The recomputation shall be made as of the time of the Issuance of the Options or Convertible Securities. Any changes in the Warrant Price that occurred after such Issuance because other Additional Common Shares were Issued or deemed Issued shall also be recomputed.

  6. Recomputation Upon Expiration of Options or Convertible Securities. The Warrant Price computed upon the original Issue of any Options or Convertible Securities, and any subsequent adjustments based thereon, shall be recomputed when any Options or rights of conversion under Convertible Securities expire without having been exercised. In the case of Convertible Securities or Options for common stock, the Warrant Price shall be recomputed as if the only Additional Common Shares Issued were the shares of common stock actually Issued upon the exercise of such securities, if any, and as if the only consideration received therefor was the consideration actually received upon the Issue, exercise or conversion of the Options or Convertible Securities. In the case of Options for Convertible Securities, the Warrant Price shall be recomputed as if the only Convertible Securities Issued were the Convertible Securities actually Issued upon the exercise thereof, if any, and as if the only consideration received therefor was the consideration actually received by the Company (determined pursuant to Section 9), if any, upon the Issue of the Options for the Convertible Securities.

  7. Limit on Readjustments. No readjustment of the Warrant Price pursuant to Sections 5 or 6 shall increase the Warrant Price more than the amount of any decrease made in respect of the Issue of any Options or Convertible Securities.

  8. 30 day Options. In the case of any Options that expire by their terms not more than 30 days after the date of Issue thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options.

  9. Computation of Consideration. The consideration received by the Company for the Issue of any Additional Common Shares shall be computed as follows:

  (a) Cash shall be valued at the amount of cash received by the Corporation,
      ----
excluding amounts paid or payable for accrued interest or accrued dividends.

  (b) Property. Property other than cash shall be computed at the fair market
      --------
value thereof at the time of the Issue as determined in good faith by the Board of Directors of the Company.

  (c) Mixed Consideration. The consideration for Additional common Shares Issued
      -------------------
together with other property of the Company for consideration that covers both shall be determined in good faith by the Board of Directors.

  (d) Options and Convertible Securities. The consideration per Additional
      ----------------------------------
Common Share for Options and Convertible Securities shall be determined by dividing:

  (i) the total amount, if any, received or receivable by the Company for Issue of the Options or Convertible Securities, plus the minimum amount of additional consideration (as set for in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon exercise of the Options or conversion of the Convertible Securities, by

  (ii) the maximum amount of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately Issuable upon the exercise of such Convertible Securities.

  10. General

                   Silicon Valley Bank                    Antidilution Agreement
           _____________________________________________________________________


  10.1 Governing Law. This Antidilution Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

  10.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

  10.3 Entire Agreement. Except as set forth below, this Antidilution Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

  10.4 Notices. Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Purchaser at Purchaser's address as set forth in the heading to this Agreement, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth in the heading to this Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing.

  10.5 Severability. In case any provision if this Antidilution Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Antidilution Agreement shall not in any way be affected or impaired thereby.

  10.6 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Antidilution Agreement.

  10.7 Counterparts. This Antidilution Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

  Company
          UNIDIRECT CORPORATION

          /s/ illegible
     By________________________________
         President or Vice President

          /s/ illegible
     By________________________________
         Secretary or Ass't Secretary

  Purchaser:

       SILICON VALLEY BANK

         /s/ illegible
     By________________________________

                    VP
     Title_____________________________

[LOGO OF SILICON VALLEY BANK]

April 15, 1998

Mr. Rob Mason
Chief Financial Officer
UniDirect Corporation
1800 Green Hills Rd., Suite 201
Scotts Valley, CA  95066

Dear Rob:

Thank you very much for taking the time to meet with Kathryn Lungaro and me over the past few weeks to discuss UniDirect's future and new direction. We are very excited about your prospects and about working with you to meet your goals.

In response to our conversations over the past few weeks, Silicon Valley Bank has approved the following changes to your credit facility, which are highlighted in bold and underlined.

Borrower:       UniDirect Corporation (the "Company" or "Borrower")

Facility:       $2,500,000 Revolving Line of Credit with a $500,000 sublimit for
                Commercial or Standby Letters of Credit.

Purpose:        To support working capital needs.

Maturity:       August 8, 1998

Repayment:      Monthly interest payments.  Principal due at maturity.

Pricing:
                Rate:   No change

                Fee:    $2,000 Variance and Documentation Fee

Warrants:       Extend the expiration on the current warrant agreement one year, to March 8, 2000.

Collateral:     Perfected first security interest on all corporate assets. SVB to release inventory from collateral if direct marketing business is sold.

Mr. Bob Mason
UniDirect Corporation
Page 2

Advance
Rate:           No change

Subordination:  No change

Covenants and
Reporting:

Information Reporting:

 . No change, except SVB to allow 1997 audits to be delivered within 160 days from fiscal year end.

Financial Covenants:

 . No change, except one quarterly loss not to exceed $550,000 will be allowed in the First Quarter of fiscal 1998.

Other:

 . SVB to allow for divestiture of direct marketing operations.

We hope you agree that the above terms and conditions address the various issues you have been discussing with Silicon Valley Bank. If you find these terms and conditions acceptable, please indicate so by signing in the space indicated below and return to me via fax at (408) 748-9478. Upon recept, we will prepare a Loan Modification Agreement to evidence the changes illustrated above.

Thanks again for your business, and we look forward to our continued relationship with UniDirect.

Yours truly,                                    Accepted:


/s/  D. EDWARD WOHLIEB                          /s/  ROBERT MASON
- ----------------------                          -----------------
D. Edward Wohlieb                               Bob Mason
                                                Chief Financial Officer